UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FOUNDATION MEDICINE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LETTER TO FOUNDATION MEDICINE, INC. STOCKHOLDERS, MAILED ON MARCH 12, 2015

March 12, 2015

Dear Stockholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Stockholders of Foundation Medicine, Inc. to be held on April 2, 2015. Your Board of Directors unanimously recommends that stockholders vote FOR all the proposals in connection with the proposed strategic partnership with Roche Holdings, Inc.

If you fail to vote, it will have the same effect as a vote against certain proposals related to the proposed strategic partnership. Stockholder approval of each proposal 1 through 4 is a condition to the completion of the proposed transactions with Roche. To ensure that your shares are represented at the Special Meeting, please vote TODAY—by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.

Very truly yours,

Michael J. Pellini, M.D.
Chief Executive Officer, President and Director

REMEMBER:

You can vote your shares by telephone or by Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

Important Information and Where to Find It

In connection with the proposed transactions with Roche, Foundation Medicine filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on February 19, 2015. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER DOCUMENTS FILED WITH THE SEC BY FOUNDATION MEDICINE AND ROCHE, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials at the website maintained by the SEC at www.sec.gov. Copies of Foundation Medicine’s filings with the SEC may be obtained free of charge at the “Investors & Press” section of Foundation Medicine’s website at www.foundationmedicine.com.

Certain Information Regarding Participants

Foundation Medicine and its directors, executive officers and other members of its management and employees may be deemed under SEC rules to be participants in the solicitation of proxies of Foundation Medicine’s stockholders in connection with the proposed transactions. Information concerning the interests of Foundation Medicine’s participants in the solicitation, which may, in some cases, be different than those of Foundation Medicine’s stockholders generally, is set forth in the materials filed by Foundation Medicine with the SEC, including in Foundation Medicine’s definitive proxy statement filed with the SEC on April 30, 2014, and in Foundation Medicine’s definitive proxy statement relating to the transactions filed with the SEC on February 19, 2015. These documents can be obtained free of charge from the sources indicated above.